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                                                                 EXHIBIT (10)(t)

                              GUILFORD MILLS, INC.

                             2003 STOCK OPTION PLAN

1.       PURPOSES

                  Guilford Mills, Inc. (the "Company") desires to attract, retain and motivate highly competent persons as key employees of the Company and its Subsidiaries (as defined herein) by affording them an opportunity to acquire a proprietary interest in the Company through awards of options ("Options") exercisable to purchase shares of Common Stock (as defined herein), and thus to align further the interests of the Company's key employees with those of the Company's stockholders.

                  The Options offered pursuant to this Guilford Mills, Inc. 2003 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any other compensation for the services of any employee .

                  The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  As used in the Plan, the term "parent corporation" and "Subsidiary" shall mean a corporation coming within the definition of "parent corporation" and "subsidiary corporation" contained in Sections 424(e) and 424(f) of the Code, respectively.

2.       AMOUNT OF STOCK SUBJECT TO THE PLAN

                  Options granted under the Plan shall be exercisable for shares of the Company's common stock, par value $.01 per share ("Common Stock"). The maximum number of shares of Common Stock authorized for issuance under the Plan upon the exercise of Options (the "Shares") shall not exceed, in the aggregate, 550,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 11 of the Plan. Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

3.       EFFECTIVE DATE AND TERM OF THE PLAN

                  The Plan shall become effective at 5:00 p.m., New York City time, on June 24, 2003 (the "Effective Date"), subject to the approval of the Plan by the Company's senior lenders pursuant to the terms of the Company's senior loan agreements.

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Except as otherwise provided herein, the Plan shall terminate at the close of business on June 24, 2013.

4.       ADMINISTRATION

                  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") or, if the Board has not so appointed the Committee, by the entire Board (the Committee or the Board, as the case may be, sometimes hereinafter referred to as the "Administrator"). If the Committee is appointed as the Administrator, the Committee shall be comprised of not less than two members and each member of the Committee shall at all times be a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that a person who is not such a "Non-Employee Director" may serve as a member of the Committee provided that he recuses himself from any vote on a grant of Options to an Associate (as defined herein) who is subject to the reporting requirements of Section 16(a) of the Exchange Act. Subject to the express provisions of the Plan, the Administrator shall have authority to make Option grants hereunder, determine the terms applicable to Options (which terms need not be identical for all participants or all Options), construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan. Notwithstanding anything to the contrary contained herein, the Administrator shall be permitted in its discretion, subject to and in accordance with the provisions of the Plan and applicable law (including, without limitation, the provisions of Section 157 of the General Corporation Law of the State of Delaware, as amended), to authorize one or more officers of the Company to (i) designate Associates, as defined herein, who are not subject to the reporting requirements of Section 16(a) of the Exchange Act to receive Options and (ii) determine the number of Options such Associates may receive; provided, however, that any such authorization shall specify the total number of options such officer or officers may so award to Associates and no such authorization may permit an officer to designate himself or herself a recipient of such options. .

                  The determination of the Administrator on matters referred to in this Section 4 shall be conclusive.

5.       OPTION GRANTS

                  (a) Persons eligible to receive Options shall consist of such key employees of the Company and its Subsidiaries as the Administrator, in its sole discretion, may designate from time to time to receive Options (an "Associate"). The Administrator shall have the sole discretion to determine the number of Shares underlying Options granted under the Plan. Designation of an Associate to receive an Option on a given date shall not entitle such Associate to receive an Option on any other date. The terms applicable to an Option granted to an Associate on one date need not be identical to the terms applicable to any Option granted to such Associate on another date.


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The Plan does not create a right in any employee of the Company or any
Subsidiary to have any Options granted to him.

                  (b) Each Option granted pursuant to the Plan shall be evidenced by a written agreement in a form and having such terms, provisions, conditions and limitations (including, without limitation, a requirement that as a condition to the receipt of an Option, the Associate refrain from engaging in certain competitive activity with the Company or any Subsidiary) as the Administrator may from time to time approve. In the event of any conflict between the provisions of the Plan and such agreements, the provisions of the Plan shall prevail. Any Associate selected to receive an Option grant pursuant to the Plan may elect to decline the Option.

6.       OPTION PRICE AND PAYMENT

                  (a) The price for each Share purchasable upon exercise of any Option granted hereunder shall be such amount as the Administrator may determine at the date of grant (which amount may be equal to, higher than or lower than the fair market value per Share on the date of grant).

                  (b) Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued when it shall have received the full purchase price for the Shares in cash or, in the discretion of the Administrator, by the delivery of shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) then owned by the holder of the Option having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, by the withholding of Shares for which the Option is exercisable having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, or by a combination of these methods. The fair market value per Share of Common Stock so delivered or withheld in payment of the purchase price shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with this Section 6, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                  (c) For purposes of the Plan, fair market value per Share shall be the closing price for a share of Common Stock on the date of determination if the Common Stock is readily tradeable on a national securities exchange or other market system; provided, however, if the Common Stock is not traded on such date, the fair market value per Share shall be deemed to be the highest bid quotation for such shares as quoted on such exchange or system on such date; provided, further, however, if such exchange or system is not open for business on such date or the Common Stock was not traded on such date and no bid quotations were recorded, the fair market value per Share shall be determined as of the closest preceding date on which such exchange or system shall have been open for business and the Common Stock was traded. If the Common Stock is not readily tradeable on a national securities exchange or other market system, fair market value per Share shall be determined in good faith by the Administrator.


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7.       LIMITATIONS ON THE RIGHT OF EXERCISE

                  (a) In no event shall an Option granted hereunder be exercised for a fraction of a Share.

                  (b) A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

8.       OPTION PERIOD AND EXERCISE OF OPTIONS

                  (a) Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Option shall be exercisable later than ten years after the date it is granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in the agreement evidencing the Option.

                  (b) Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten
(10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

                  (c) If an Option granted hereunder shall be exercised by the legal representative of a deceased Associate, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Associate, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

9.       USE OF PROCEEDS

                  The cash proceeds from the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.


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10.      NON-TRANSFERABILITY OF OPTIONS

                  An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. In the event of the death of an Associate, each Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Administrator shall in its discretion set forth in such Option agreement and then only by the executor or administrator of the estate of the deceased Associate or the person or persons to whom the deceased Associate's rights under the Option shall pass by will or the laws of descent and distribution. Except to the extent provided above, in this Section 10, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

11.      ADJUSTMENT OF SHARES; CHANGE IN CONTROL

                  (a) Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Administrator shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Administrator as to these matters shall be conclusive and binding on the optionee.

                  (b)      Notwithstanding any other provision of this Plan, if
(A) the employment of an Associate shall terminate by reason of (i) the Associate's dismissal by the Company or Subsidiary, as the case may be, other than for Cause (as defined herein) or (ii) the Associate's termination of employment with the Company or Subsidiary, as the case may be, for Good Reason (as defined herein) after having delivered to the Company a written Notice of Termination (as defined herein) (a termination of employment as set forth in either clause (i) or (ii), an "Eligible Termination") and (B) the Eligible Termination occurs within 13 months (the "Post Change in Control Period") after the occurrence of a Change in Control (as defined herein) of the Company, then all outstanding Options of such Associate shall immediately vest and become exercisable in full and shall remain exercisable at any time up to and including the earlier of three years after the date of the Eligible Termination and the tenth anniversary of the date of grant. Notwithstanding any other provision of this Plan, the Administrator may, in its sole


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discretion, determine that upon a Change in Control of the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder of the Option, and such holder shall receive, with respect to each Share subject to such Option, cash in an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of the Change in Control over the exercise price per Share of the Option.

                  (c) A "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                  (i) Any "person" or "group"(as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors; or

                  (ii) During any period of two (2) consecutive years commencing on or after the Effective Date, the individuals who at the beginning of such period constitute the Board or any individuals who would be Continuing Directors cease for any reason to constitute at least a majority thereof; or

                  (iii) The Board shall approve a sale of all or substantially all of the assets of the Company; or

                  (iv) The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or
(ii), above.

                  (d) The term "Continuing Directors" shall mean the directors of the Company in office on the Effective Date and any successor to any such director and any additional director who after the Effective Date (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection and (ii) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

                  (e)      The term "Cause" shall mean:

                  (i) The willful and continued failure by the Associate to perform substantially his or her duties with the Company or any Subsidiary (other than any such failure resulting from the Associate's incapacity due to physical or mental illness or any such failure resulting from termination by the Associate for Good Reason) after a written demand for substantial performance is delivered to the Associate by the Company's chief executive officer or, if the Associate in question is the chief executive officer, by the


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Board, which demand specifically identifies the manner in which the chief executive officer of the Company or the Board, as the case may be, believes that the Associate has not substantially performed his or her duties; or

                  (ii) The willful engagement in conduct by the Associate which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise (including, without limitation, conduct which is violative of a written Company policy); or

                  (iii) Conviction for a felony or other crime punishable by imprisonment, or the entering of a plea of nolo contendere thereto.

                  For purposes of this definition, no act, or failure to act, on the Associate's part shall be considered "willful" unless done, or omitted to be done, by him or her knowing and with the intent that such action or inaction would not be in the best interests of the Company and its Subsidiaries or otherwise was done or omitted to be done in bad faith.

                  (f)      The term "Good Reason" shall mean:

                  (i) The assignment by the Company or a Subsidiary to the Associate of duties which result, without the Associate's express written consent, in a significant reduction in the Associate's authority and responsibility when compared to the level of authority and responsibility assigned to the Associate as of the date of the most recent Option grant to the Associate; or

                  (ii) A reduction by the Company or a Subsidiary of the Associate's annual base salary; or

                  (iii) The failure by the Company to continue to provide the Associate with substantially the same level of employee benefits under all employee benefit plans, including, without limitation, (aa) all pension plans, as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the Salaried Associate Retirement Profit-Sharing Plan, the Company's 401(k) Plan and the Company's Excess Benefits Plan, (bb) all other retirement plans, whether or not tax-qualified, (cc) all incentive and cash bonus plans, (dd) all welfare plans, as such term is defined in section 3(1) of ERISA, including, group life insurance plans, medical, dental, accident, disability and other insurance plans, and (ee) all perquisites, in each case, as are provided to the Associate on the date of the most recent Option grant to the Associate, or with a package of employee benefits that, though one or more such benefits may vary from those provided as of such date, is substantially comparable in all material respects when taken as a whole to such employee benefits provided as of such date; or

                  (iv) The failure by the Company to provide continued participation in an annual cash bonus plan pursuant to which, if applicable Company and/or individual performance criteria are satisfied, the Associate would receive an annual bonus in an amount equal to the product of (aa) his or her annual base salary and (bb) a bonus percentage, provided, however, that such performance criteria used in calculating the


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amount of an annual bonus shall be selected and determined in a manner substantially consistent with the method of establishing such targets immediately prior to the date of the most recent Option grant to the Associate and the bonus percentage shall be no less than that percentage used in determining the amount of the Associate's targeted bonus immediately prior to such date; provided, however, that Good Reason shall not exist in the event the Company changes the criteria for receiving such amounts for valid business purposes not related to the Associate; or

                  (v) The failure by the Company to perform its obligations under any Company employee benefit plans and agreements entered into between the Company and the Associate.

                  (g) The term "Notice of Termination" shall mean a notice given by the Associate, which shall indicate the specific basis for termination; provided, however, that an Associate shall not be entitled to give a Notice of Termination that he or she is terminating his or her employment with the Company or a Subsidiary for Good Reason (i) after the expiration of six months following the last to occur of the events alleged by him or her to constitute Good Reason or (ii) if the Associate provided written consent to the event alleged by him or her to constitute Good Reason prior to the occurrence of such event.

12.      TENURE

                  An Associate's right, if any, to continue to serve the Company as a director, officer, employee or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

13.      PURCHASE FOR INVESTMENT

                  Except as hereinafter provided, the Administrator may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Administrator, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and
(b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

                  Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to


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the extent deemed necessary by the Company, Shares issued
upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

14.      ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES;
         WITHHOLDING

                  (a) The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Administrator, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

                  (b) The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

                  (c) All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require the Option holder to remit to it or to the corporation that employs such Option holder an amount sufficient to satisfy any tax withholding requirements. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due to or become due from such corporation to the Option holder as the Administrator shall prescribe. The Administrator may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Option by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

                  (d) All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

15.      LISTING OF SHARES AND RELATED MATTERS

                  If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or


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approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

16.      AMENDMENT OF THE PLAN

                  The Board may, from time to time, amend the Plan; provided, however, that no action authorized by this Section 16 shall reduce the number of Shares subject to an outstanding Option or materially adversely affect the terms and conditions thereof without the consent of the Associate to whom the Option was granted.

17.      TERMINATION OR SUSPENSION OF THE PLAN

                  The Board may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the Associate to whom the Option was granted. The power of the Administrator to construe and administer any Options under
Section 4 that are granted prior to the termination or the suspension of the Plan shall continue after such termination or during such suspension.

18.      GOVERNING LAW

                  The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws) from time to time in effect.

19.      PARTIAL INVALIDITY

                  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.


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